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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Star Division Corporation 1998 Stock Plan of our reports dated July 15, 1998, with respect to the consolidated financial statements of Sun Microsystems, Inc., incorporated by reference in its Annual Report (Form 10-K/A) for the year ended June 30, 1998 and 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                                  /s/ ERNST & YOUNG LLP

Palo Alto, California
August 26, 1999